UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 31, 2006
SENTIGEN HOLDING CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-18700	13-3570672

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation or Organization)
445 Marshall Street
Phillipsburg, New Jersey 08865
(908) 454-7774

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 31, 2006, Sentigen Holding Corp., a Delaware corporation (“Sentigen”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Invitrogen Corporation (“Invitrogen”), a Delaware corporation, and Arctic Fox Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Invitrogen (“Merger Sub”).
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sentigen, with Sentigen continuing as the surviving corporation and a wholly owned subsidiary of Invitrogen (the “Merger”). At the effective time and as a result of the Merger, each share of Sentigen common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and automatically converted into the right to receive an amount of cash equal to $3.37.
     Completion of the Merger is subject to customary closing conditions, including, among other things, the adoption of the Merger Agreement and approval of the Merger by Sentigen’s stockholders, the continuing accuracy of Sentigen’s representations and warranties, the lack of any material adverse change to Sentigen and the execution by Sentigen’s Chief Executive Officer of an employment agreement mutually satisfactory to the Chief Executive Officer and Invitrogen. Concurrently with the execution of the Merger Agreement, each executive officer and each director who owns shares of Sentigen common stock has entered into a voting agreement with Invitrogen, pursuant to which such person has agreed to vote all of the shares of Sentigen common stock beneficially owned by him in favor of the Merger. In the aggregate, these stockholders hold approximately 36% of Sentigen’s outstanding common stock.
     The Merger Agreement contains certain termination rights for each of Invitrogen and Sentigen. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Sentigen may be required to pay Invitrogen a termination fee of $1,000,000 and expenses up to $100,000, in addition to reimbursement for any damages suffered.
     Prior to the Merger, Sentigen will transfer intellectual property related to its olfaction technology to a newly-formed corporation. The shares of this new corporation are expected to be distributed, in a taxable transaction, pro rata to the then existing stockholders of Sentigen.
     The foregoing description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A copy of the press release issued by Sentigen on August 31, 2006 relating thereto is filed herewith as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
2.1	Agreement and Plan of Merger by and among Invitrogen Corporation, Arctic Fox Acquisition Corporation and Sentigen Holding Corp., dated August 31, 2006.

99.1	Press release of Sentigen Holding Corp. issued on September 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIGEN HOLDING CORP.
/s/ G. Scott Segler
G. Scott Segler
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 1, 2006